UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2021

Itiquira Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39986	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

430 Park Avenue, Suite 202 New York, NY		10022
(Address of principal executive offices)		(Zip Code)

(646) 350-0341

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	ITQRU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	ITQ	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	ITQRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 3, 2021, the Registration Statement on Form S-1 (File No. 333-252222) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Itiquira Acquisition Corp. (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On February 8, 2021, the Company consummated the IPO of 23,000,000 units (the “Units”) at an offering price of $10.00 per Unit, with each Unit consisting of one Class A ordinary share and one-half of one redeemable warrant of the Company (the “Public Warrants”), which includes the exercise in full of the underwriters’ option to purchase an additional 3,000.000 Units at the initial public offering price to cover over-allotments. The Company granted the underwriter of the IPO an option to purchase up to an additional 3,000,000 Units for a period of 45 days from the date of the IPO.

In connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to Registration Statement:

•	an Underwriting Agreement, dated February 3, 2021, among the Company, Citigroup Global Markets Inc. and UBS Securities LLC, which contains customary representations and warranties and indemnification of the underwriters by the Company;

•	a Private Placement Warrants Purchase Agreement, dated February 3, 2021, between the Company and Itiquira Partners I (the “Sponsor”), pursuant to which the Sponsor purchased 6,600,000 private placement warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment, at a price of $1.00 per warrant (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”);

•	a Warrant Agreement, dated February 3, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the agreement;

•	an Investment Management Trust Agreement, dated February 3, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Warrants, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

•	a Registration and Shareholder Rights Agreement, dated February 3, 2021, among the Company, the Sponsor and the other Holders (as defined therein) signatory thereto, which provides for customary demand and piggy-back registration rights for the Holders, as well as certain transfer restrictions applicable to the Holders with respect to the Company securities they hold, and, upon consummation of our initial business combination, the right of the Sponsor to nominate three individuals for election to the Company’s board of directors;

•	a Letter Agreement, dated February 3, 2021, among the Company, the Sponsor and each of the officers and directors of the Company, pursuant to which the Sponsor and each executive officer and director of the Company have agreed to vote any Class A ordinary shares held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months from the closing of the IPO or such longer period as is approved by the Company’s shareholders (the “Extension Period”); to certain transfer restrictions with respect to the Company’s securities; and, as to the Sponsor, certain indemnification obligations; and pursuant to which the Company has agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of the Sponsor;

•	an Administrative Services Agreement, dated February 3, 2021, between the Company and an affiliate of the Sponsor, pursuant to which the affiliate of the Sponsor has agreed to make available office space and certain administrative and support services, as may be required by the Company from time to time, for $10,000 per month until the earlier of the Company’s initial business combination or liquidation; and

•	Indemnity Agreements, each dated February 3, 2021, between the Company and each of its executive officers and directors.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 1.1, 4.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14 and 10.15, respectively.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO and the issuance and sale of the Units, the Company consummated the private placement of 6,600,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, to the Sponsor (the “Private Placement”), generating total proceeds of $6,600,000. No underwriting discounts or commissions were paid with respect to the Private Placement. The Private Placement was conducted as a non-public transaction and, as a transaction by an issuer not involving a public offering, is exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act. The Private Placement Warrants are substantially similar to the Public Warrants, except that if held by the Sponsor or its permitted transferees, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption under certain redemption scenarios and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company under all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Private Placement Warrants have been issued pursuant to, and are governed by the Warrant Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the IPO, Woods Staton, Claudio Eugênio Stiller Galeazzi, Marcelo Maisonnave and Thor Björgólfsson (collectively, with Paulo Carvalho de Gouvea, Pedro Chomnalez and Maria Alejandra Herrera, the “Directors”) were appointed to the board of directors of the Company (the “Board”) on February 3, 2021. Effective February 3, 2021, each of Woods Staton, Claudio Eugênio Stiller Galeazzi, Marcelo Maisonnave and Thor Björgólfssonwere were also appointed to the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

On January 26, 2021, the Sponsor transferred 30,000 shares of the Company’s Class B ordinary shares, $0.0001 par value per share, to each of Woods Staton, Claudio Eugênio Stiller Galeazzi, Marcelo Maisonnave and Thor Björgólfsson as compensation for their service as independent directors of the Company.

Other than the foregoing, none of the Directors is party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor is any Director party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03. Amendments to Memorandum and Articles of Association.

On February 3, 2021, the Company adopted its Amended and Restated Memorandum and Articles of Association. The Amended and Restated Memorandum and Articles of Association is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01. Other Events.

The net proceeds from the IPO together with certain of the proceeds from the Private Placement, $230,000,000 in the aggregate (the “Offering Proceeds”), were placed in a trust account established for the benefit of the Company’s public shareholders and the underwriters of the IPO with Continental Stock Transfer & Trust Company acting as trustee. Except for the withdrawal from interest earned on the Offering Proceeds in the trust account that may be released to pay income taxes, if any, none of the funds held in the trust account will be released until the earlier of (1) the completion of the Company’s initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares if the Company does not complete its initial business combination within 24 months from the closing of the IPO or any Extension Period or (B) with respect to any other provisions relating to the rights of holders of the Company’s Class A ordinary shares; and (3) the redemption of all of the Company’s public shares if the Company has not completed its initial business combination within 24 months from the closing of the IPO or during any extension Period, subject to applicable law.

On February 3, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, announcing the pricing of the IPO.  On February 8, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference, announcing the closing of the IPO.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement by and among the Company, Citigroup Global Markets Inc. and UBS Securities LLC

3.1	Amended and Restated Memorandum and Articles of Association

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company

10.1	Private Placement Warrants Purchase Agreement between the Company and Itiquira Partners I

10.2	Investment Management Trust Agreement between the Company and Continental Stock Transfer & Trust Company

10.3	Registration and Shareholder Rights Agreement among the Company, Itiquira Partners I and the other holders party thereto

10.4	Letter Agreement among the Company, Itiquira Partners I and each director and executive officer of the Company

10.5	Administrative Services Agreement between the Company and CH Global Capital, LLC

10.6	Indemnity Agreement, dated February 3, 2021, between the Company and Paulo Carvalho de Gouvea

10.7	Indemnity Agreement, dated February 3, 2021, between the Company and Marcus Leonardo Silberman

10.8	Indemnity Agreement, dated February 3, 2021, between the Company and Pedro Chomnalez

10.9	Indemnity Agreement, dated February 3, 2021, between the Company and Maria Alejandra Herrera

10.10	Indemnity Agreement, dated February 3, 2021, between the Company and Gabriela Yu

10.11	Indemnity Agreement, dated February 3, 2021, between the Company and Tainah Salles Mendes

10.12	Indemnity Agreement, dated February 3, 2021, between the Company and Woods Staton

10.13	Indemnity Agreement, dated February 3, 2021, between the Company and Claudio Eugênio Stiller Galeazzi

10.14	Indemnity Agreement, dated February 3, 2021, between the Company and Marcelo Maisonnave

10.15	Indemnity Agreement, dated February 3, 2021, between the Company and Thor Björgólfsson

99.1	Press Release, dated February 3, 2021

99.2	Press Release, dated February 8, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2021

ITIQUIRA ACQUISITION CORP.

By:	/s/ Paulo Carvalho de Gouvea
Name:	Paulo Carvalho de Gouvea
Title:	Chief Executive Officer and Chairman